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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ArQule, Inc. of our report dated March 24, 2000 relating to the financial statements of Camitro Corporation, which appears in the current report on Form 8-K of ArQule, Inc.



/s/  PricewaterhouseCoopers LLP


San Jose, California
February 13, 2001